Exhibit 99.1

Dyne Therapeutics Announces Pricing of Upsized $375 Million Public Offering of

Common Stock

WALTHAM, Mass., July 21, 2026 (GLOBE NEWSWIRE) -- Dyne Therapeutics, Inc. (Nasdaq: DYN), a clinical-stage company focused on delivering functional improvement for people living with genetically driven neuromuscular diseases, today announced the pricing of an upsized underwritten public offering of 18,300,000 shares of its common stock at a public offering price of $20.50 per share. The gross proceeds to Dyne from the offering, before deducting underwriting discounts and commissions and offering expenses payable by Dyne, are expected to be $375,150,000. All shares in the offering are being sold by Dyne. The offering is expected to close on or about July 23, 2026, subject to customary closing conditions. In addition, Dyne has granted the underwriters a 30-day option to purchase up to an additional 2,745,000 shares of its common stock at the public offering price, less the underwriting discounts and commissions.

Morgan Stanley, Jefferies and Evercore ISI are acting as joint book-running managers for the offering. LifeSci Capital and Raymond James are also acting as joint book-running managers for the offering. Jones is acting as lead manager for the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission (“SEC”) on March 5, 2024 and became automatically effective upon filing. This offering is being made only by means of a prospectus supplement and accompanying prospectus that form a part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering has been filed with the SEC and may be obtained for free by visiting the SEC’s website at www.sec.gov. A final prospectus supplement relating to the offering will be filed with the SEC. When available, copies of the final prospectus supplement and the accompanying prospectus may also be obtained by contacting: Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, or by email at prospectus@morganstanley.com; Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by telephone at (877) 821-7388, or by email at Prospectus_Department@Jefferies.com; Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, NY 10055, by telephone at (888) 474-0200, or by email at ecm.prospectus@evercore.com; LifeSci Capital LLC, Attention: LifeSci Capital LLC, 1700 Broadway, 40th Floor, New York, NY 10019, or by email at legalnotices@lifescicapital.com; or Raymond James & Associates, Inc., at 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: Equity Syndicate, by calling toll-free at 1-800-248-8863, or emailing at prospectus@raymondjames.com.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Dyne Therapeutics

Dyne Therapeutics is focused on delivering functional improvement for people living with genetically driven neuromuscular diseases. We are developing therapeutics that target muscle and the central nervous system (CNS) to address the root cause of disease. The company is advancing clinical programs for Duchenne muscular dystrophy (DMD) and myotonic dystrophy type 1 (DM1), as well as preclinical programs for facioscapulohumeral muscular dystrophy (FSHD), Pompe disease and multiple DMD mutations. At Dyne, we are on a mission to deliver functional improvement for individuals, families and communities.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements relating to the anticipated closing date of the public offering, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” or “would,” or the negative of these terms, or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Dyne may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including the risks and uncertainties related to the satisfaction of customary closing conditions for the public offering and other factors discussed in the “Risk Factors” section of the preliminary prospectus supplement filed with the SEC on July 21, 2026, as well as the risks and uncertainties identified in Dyne’s filings with the SEC, including Dyne’s most recent Form 10-Q and in subsequent filings Dyne may make with the SEC. In addition, the forward-looking statements included in this press release represent Dyne’s views as of the date of this press release. Dyne anticipates that subsequent events and developments will cause its views to change. However, while Dyne may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Dyne’s views as of any date subsequent to the date of this press release.

Contacts:

Investors

Mia Tobias

ir@dyne-tx.com

781-317-0353

Media

Stacy Nartker

snartker@dyne-tx.com

781-317-1938